Exhibit 107
Calculation of Filing Fee Table
424(b)(5)
(Form Type)
Blueprint Medicines Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Rule 457(r)	$300,000,000		$300,000,000	0.0000927	$27,810
Fees Previously Paid
	Total Offering Amounts					$300,000,000		$27,810
	Total Fees Previously Paid							$0
	Total Fee Offsets
	Net Fee Due							$27,810

(1)
The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)
Calculated in accordance with Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s registration statement on Form S-3ASR filed with the Securities and Exchange Commission on February 13, 2020 (File No. 333-236424).